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                                                                   EXHIBIT 23.23

                                CONSENT OF EXPERT

                  Reference is made to the Registration Statement on Form 40-F (the "Registration Statement") of Ivanhoe Mines Ltd. (the "Company") to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

                  I hereby consent to:

                  (i) the use of and reference to my name and my reports, and the inclusion of information derived from my reports, under the headings "Item 4
- Narrative Description of Business - Qualified Persons" and "Item 4 - Narrative Description of Business - Oyu Tolgoi Gold and Copper Project, Mongolia" in the Company's Annual Information Form for the year ended December 31, 2001, dated May 16, 2002;

                  (ii) the use of my name in the sections entitled "Summary of Material Change" and "Full Description of Material Change" in the Company's Material Change Report dated March 21, 2002, relating to the resource estimates for the northern portion of the Southwest Oyu zone for the Company's Oyu Tolgoi Project in Mongolia;

                  (iii) the use of and reference to my name and my reports, and the inclusion of information derived from my reports, under the heading entitled "Summary Description of Business - Recent Developments - Oyu Tolgoi Exploration Project" in the Company's Final Short Form Prospectus dated March 25, 2002 relating to the issuance by the Company of approximately 9.3 million of its common shares;

                  (iv) the use of and reference to my name and my reports, and the inclusion of information derived from my reports, under the heading entitled "Summary Description of Business - Recent Developments - Oyu Tolgoi Exploration Project" in the Company's Final Short Form Prospectus dated March 25, 2002 relating to the issuance by the Company of approximately 17.5 million of its common shares;

                  (v) the use of and reference to my name and my reports, and the inclusion of information derived from my reports, under the heading entitled "Summary Description of Business - Recent Developments - Oyu Tolgoi Gold and Copper Exploration Project" in the Company's Final Short Form Prospectus dated June 6, 2002 relating to the issuance by the Company of approximately 2.5 million of its common shares; and

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                  (vi) the use of and reference to my name and my reports, and the inclusion of information derived from my reports, under the headings "Summary Description of the Business - Qualified Persons" and "Summary Description of the Business - Recent Developments -- Oyu Tolgoi Project, Mongolia" in the Company's Final Short Form Prospectus dated January 31, 2003 relating to the issuance by the Company of approximately 20 million of its common shares, each as incorporated by reference into the Registration Statement.

Sincerely,

___________________________________
Name: Gildar J. Arseneau, Ph.D.
Title: P. Geo.

Date: November 17, 2003